Suite 1050, 400 Burrard Street Vancouver, British Columbia V6C 3A6 Canada	e: info@contactgold.com p: +1 (604) 449-3361 w: contactgold.com

CONTACT GOLD RAISES $4 MILLION IN PUBLIC OFFERING

Vancouver, B.C. (May 22, 2019) – Contact Gold Corp. (the "Company" or "Contact Gold") (TSXV:C) is pleased to announce that it has completed its previously announced financing for aggregate gross proceeds of C$4,000,000 (the "Offering").

Joint underwriters Raymond James Ltd. and Cormark Securities Inc., together with their U.S. affiliates Raymond James (USA) Ltd. and Cormark Securities (USA) Limited (collectively, the "Underwriters") purchased 20,000,000 common shares the Company ("Common Shares") at a price of $0.20 per Common Share the ("Offering Price").

The Company granted to the Underwriters an option (the "Over-Allotment Option"), exercisable in whole or in part, at the sole discretion of the Underwriters, for a period of 30 days from and including the closing of the Offering, to purchase up to an additional 3,000,000 Common Shares at the Offering Price. If the Over-Allotment Option is exercised in full, the total gross proceeds to the Company would be $4,600,000. For further information about the Offering, refer to the Company’s news releases dated April 10, 2019, and May 13, 2019.

The Company intends to use the net proceeds of the Offering to undertake further drilling at Contact Gold’s flagship Pony Creek project located in Elko County, Nevada, and for exploration expenditures on Contact Gold’s other properties, as further detailed in the Prospectus Supplement and Offering Statement (each as defined below), which are both available under Contact Gold's issuer profile on SEDAR at www.sedar.com

Matt Lennox-King, President & CEO, Contact Gold said, "The additional support from our key shareholders will allow us to continue to push ahead with our aggressive exploration plans at our flagship Nevada gold project, Pony Creek".

The Underwriters received a cash commission equal to 6% of the gross proceeds of the Offering, other than in respect of sales to president’s list purchasers, on which they received a cash commission equal to 3%.

The Offering was conducted (A) in Canada pursuant to a prospectus supplement (the "Prospectus Supplement") to the Company’s short form base shelf prospectus dated October 24, 2018 filed in all of the provinces and territories of Canada, except for Québec (the "Canadian Jurisdictions"), and (B) to the public under an offering statement on Form 1-A, which includes an Offering Circular (the "Offering Statement"), pursuant to Regulation A under the United States Securities Act of 1933, as amended (the "1933 Act"), filed with the United States Securities and Exchange Commission (the "SEC"). The Common Shares being offered have not been approved or disapproved by the SEC, or any Canadian securities commission, nor has any such regulatory authority passed upon the accuracy or adequacy of the Prospectus Supplement or the Offering Statement. A copy of the Offering Statement, including the Offering Circular, is available at www.sec.gov.

As a result of the closing of the Offering, all rights previously issued in connection with the Company’s March 2019 private placement were converted and 2,047,398 additional Common Shares (the "Additional Shares") were issued to the holders thereof (the "Rights Conversion"). For additional details concerning the March 2019 private placement, please refer to the Company’s news release dated March 14, 2019. The Additional Shares are subject to an existing statutory hold period expiring on July 15, 2019, and are also deemed to be "restricted securities" under Rule 144 of the 1933 Act, which generally requires a one-year hold period. The Additional Shares have not been, nor will they be, registered or qualified under the 1933 Act or any state securities laws, and are being issued pursuant to an exemption from such registration requirements under Section 3(a)(9) of the 1933 Act, and applicable state securities laws.

As at the date hereof, following the completion of the Offering and issuance of the Additional Shares, 82,471,973 Common Shares were issued and outstanding.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities, in any state or jurisdiction in which the offer, solicitation, or sale of securities would be unlawful.

Related Party Transactions

As previously announced, and pursuant to an existing participation right granted by the Company to Waterton Nevada Splitter, LLC ("Waterton"), Waterton exercised its right to participate in the Offering by purchasing 8,448,000 Common Shares. As a result, Waterton holds a 38% interest in the issued and outstanding Common Shares after giving effect to the Offering and issuance of the Additional Shares. In addition, certain directors and officers of the Company acquired an aggregate of 337,000 Common Shares pursuant to the Offering. Participation by the directors and officers of the Company (and together with Waterton, the "Insiders") in the Offering was considered a "related party transaction" pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions ("MI 61-101"). The Company was exempt from the requirements to obtain a formal valuation or minority shareholder approval in connection with the Insiders’ participation in the Offering in reliance of sections 5.5(b) and 5.7(1)(a) of MI 61-101, as Contact Gold is not listed on a "specified market" as that term is defined in MI 61-101 and the fair market value of the Offering, including the issuance of Additional Shares, as it relates to the Insiders does not exceed 25% of Contact Gold’s market capitalization. A material change report was filed in connection with the participation of Insiders in the Offering less than 21 days in advance of the closing of the Offering, which the Company deemed reasonable in the circumstances so as to be able to avail itself of potential financing opportunities and complete the Offering in an expeditious manner.

About Contact Gold Corp.

Contact Gold is an exploration company focused on producing district scale gold discoveries in Nevada. Contact Gold’s extensive land holdings are on the prolific Carlin, Independence and Northern Nevada Rift gold trends which host numerous gold deposits and mines. Contact Gold’s land position comprises approximately 200 km2 of target rich mineral tenure hosting numerous known gold occurrences, ranging from early- to advanced-exploration and resource definition stage.

Additional information about the Company is available at www.contactgold.com.

For more information, please contact: +1 (604) 449-3361
Matthew Lennox-King – President & CEO
E-mail: info@ContactGold.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of the applicable Canadian and United States securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, the exercise of the Over-Allotment Option, the intended use of proceeds from the Offering, the Company’s exploration plans, and the receipt of applicable stock exchange approvals.

These forward-looking statements are based on opinions and estimates of management of the Company at the time such statements were made and are based on various assumptions, including but not limited to, favourable and stable general macroeconomic conditions, securities markets, spot and forward prices of gold, silver, base metals and certain other commodities and currency markets (such as the $ to US$ exchange rate); the receipt of requisite regulatory approvals; no materially adverse changes or economic developments, that various risks and hazards associated with the business of mineral exploration, development and mining will not materialize and the ability to continue raising the necessary capital to finance operations. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors that may affect the forward-looking statements in this news release include but are not limited to: risks related to the Offering; that the Company may be required to use the proceeds from the Offering other than as described in the Prospectus Supplement and the Offering Statement; risks related to the Company’s exploration plans including that it may not be able to carry out those plans as currently anticipated, or at all; and the receipt of applicable regulatory and stock exchange approvals. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.